Registration No. 333-141267

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MedCath Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	56-2248952
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10720 Sikes Place, Suite 200 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

James A. Parker

President and Chief Executive Officer

MedCath Corporation

10720 Sikes Place, Suite 200

Charlotte, North Carolina 28277

(Name and Address of Agent for Service)

(704) 815-7700

(Telephone number, Including Area Code, of Agent for Service)

Copy to:

Dumont Clarke

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1051

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-3, No. 333-141267 (the “Registration Statement”) of MedCath Corporation (the “Company” or the “Registrant”) is being filed to deregister all unsold shares registered under the Registration Statement and to terminate the effectiveness of the Registration Statement. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 19, 2012.

MEDCATH CORPORATION

By:	/s/ James A. Parker
James A. Parker
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of October 2012. Each of the undersigned directors and officers of the above named registrant, by his or her execution hereof, hereby constitutes and appoints James A. Parker and Lora Ramsey, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments to this registration statement (including any additional post-effective amendments) and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title

/s/ James A Parker James A. Parker	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lora Ramsey Lora Ramsey	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Woodrin Grossman Woodrin Grossman	Director

/s/ John T. Casey John T. Casey	Director

/s/ Jacque J. Sokolov Jacque J. Sokolov, Md	Director

Pamela G. Bailey	Director

/s/ Robert S. McCoy, Jr. Robert S. McCoy, Jr.	Director

/s/ James A. Deal James A. Deal	Director